As filed with the Securities and Exchange Commission on July 29, 2011
Registration No. 333-105619

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LANDSTAR SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-1313069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
13410 Sutton Park Drive South
Jacksonville, Florida 32224
(Address of Principal Executive Offices
including Zip Code)
Landstar System, Inc.
2002 Employee Stock Option and Stock Incentive Plan
(Full title of the Plan)
James B. Gattoni
Vice President and Chief Financial Officer
13410 Sutton Park Drive South
Jacksonville, Florida 32224
(904) 398-9400
(Name, address and telephone number of agent for service)

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

PART I
EXPLANATORY NOTE
     Landstar System, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (SEC File No. 333-105619) to deregister shares of the Registrant’s Common Stock, par value $.01 per share (the “Shares) registered for issuance under the Landstar System, Inc. 2002 Amended and Restated Employee Stock Option and Stock Incentive Plan (the “2002 Plan”) that are remaining available for issuance thereunder and are not subject to currently outstanding stock options.
     The Board of Directors of the Registrant adopted the Landstar System, Inc. 2011 Equity Incentive Plan (the “2011 Plan”), which replaces the 2002 Plan. The Registrant’s stockholders approved the 2011 Plan on May 26, 2011. The Registrant is concurrently filing a Registration Statement on Form S-8 to carry forward the 2,239,117 Shares deregistered pursuant to this Post-Effective Amendment No. 1 for issuance pursuant to the 2011 Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

Exhibit No.	Description of Exhibit

*24	Powers of Attorney (included on signature page).

EXHIBIT 24
SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, Florida on the 29th day of July, 2011.

LANDSTAR SYSTEM, INC.
By:	/s/ James B. Gattoni
James B. Gattoni
Vice President and Chief Financial Officer

     Each person whose signature appears below does hereby make, constitute and appoint James B.
Gattoni and Michael K. Kneller and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead to execute on his or her behalf, as a director or officer of Landstar System, Inc. (the “Company”), the Registration Statement of the Company on Form S-8 (the “Registration Statement”) in connection with the Landstar System, Inc. 2002 Employee Stock Option Plan, and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the Commission in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

EXHIBIT 24
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Henry H. Gerkens Henry H. Gerkens	Chairman of the Board & Chief Executive Officer (Principal Executive Officer) and President	July 29, 2011
/s/ James B. Gattoni James B. Gattoni	Vice President & Chief Financial Officer (Principal Accounting Officer)	July 29, 2011
* David G. Bannister	Director	July 29, 2011
* Jeffrey C. Crowe	Director	July 29, 2011
* William S. Elston	Director	July 29, 2011
* Diana M. Murphy	Director	July 29, 2011
* Michael A. Henning	Director	July 29, 2011
*	The undersigned, by signing his name hereto, does hereby execute this Post-Effective Amendment No. 1 to the Registration Statement pursuant to powers of attorney filed as exhibits to this Registration Statement.

By:	/s/ Michael K. Kneller
Michael K. Kneller
Attorney-in-fact

Index to Exhibits

Exhibit No.	Description of Exhibit

*24	Powers of Attorney (included on signature page)

*	(filed herewith)